UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 14, 2020

KODIAK SCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38682	27-0476525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2631 Hanover Street Palo Alto, CA		94304
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 281-0850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2020, Kodiak Sciences Inc. and its subsidiary Kodiak Sciences GmbH (together, “Kodiak” or the “Company”) entered into a Bioconjugation Clinical and Commercial Development and Manufacturing Addendum (the “Bioconjugate Addendum”) with Lonza Ltd (“Lonza”).  The Bioconjugate Addendum is a technology addendum under the Global Framework Agreement, dated June 1, 2020, a master agreement under which the parties may enter into various technology addenda for different projects.  The Bioconjugate Addendum is for the manufacturing of clinical and commercial supply of drug substance for KSI-301, Kodiak’s proprietary therapeutic candidate for the treatment and prevention of retinal vascular diseases.

Under the Bioconjugate Addendum, Lonza will construct a custom-built manufacturing suite within its Ibex™ facility dedicated to the manufacture of drug substance for Kodiak.  The estimated capital contribution for such Ibex™ facility to be paid by Kodiak to Lonza is 40 million Swiss Francs, which will be paid in installments based on an agreed payment schedule.  The construction of such Ibex™ facility is targeted for completion in 2021.  After the completion of the Ibex™ facility, Kodiak will be required to pay an annual suite fee in the amount of 12 million Swiss Francs for 2021 and 16 million Swiss Francs for each year thereafter.  The suite fee covers the manufacturing fees for a specified number of batches, and Kodiak may order and pay for additional batches to be manufactured at such Ibex™ facility.

The Bioconjugate Addendum has an initial term of eight years, and Kodiak has the right to extend the term up to a total of 16 years.  Lonza also has the right to terminate the Bioconjugate Addendum after the expiration of the initial term and first two-year extension for any reason upon three years advance notice.  Kodiak may terminate the Bioconjugate Addendum for extended force majeure event, insufficient performance of the Ibex™ facility, clinical development failure, market withdrawal of the product for health and safety reasons, insufficient market uptake of the product, and other regulatory or commercial reasons agreed by the parties.  In addition, each party has the right to terminate the Bioconjugate Addendum for scientific or technical reasons related to the project, uncured material breach by the other party or insolvency of the other party.

The Bioconjugate Addendum also includes other terms and conditions customary for supply agreements for pharmaceutical products, including provisions relating to product forecast, ordering, cancelation, delivery, inspection, and acceptance.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the ability to complete construction of the Ibex™ facility in 2021, the estimated capital contribution for the Ibex™ facility to be paid by Kodiak to Lonza and the ability of the Ibex™ facility to provide sufficient manufacturing capacity for clinical supply and the potential commercial launch of KSI-301. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Do not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the ability to timely obtain required regulatory approvals, construction delays, cost overruns, inability to fund the expected capital expenditures, as well as other risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK SCIENCES INC.

Date: August 20, 2020	By:	/s/ Victor Perlroth
Victor Perlroth, M.D.
Chief Executive Officer